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                                                                     Exhibit 3.1


                       Certificate of Trust of Caterpillar
                          Financial Asset Trust 2002-A



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                             CERTIFICATE OF TRUST OF
                    CATERPILLAR FINANCIAL ASSET TRUST 2002-A


                THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST 2002-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the "Act").


                1. Name. The name of the business trust formed by this Certificate of Trust is CATERPILLAR FINANCIAL ASSET TRUST 2002-A.



                2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank USA, National Association, c/o JP Morgan Chase, 500 Stanton Christiana Road, OPS4, 3rd Floor, Newark, Delaware 19713 Attention: Institutional Trust Services.


                3. Effective Date. This Certificate of Trust shall be effective upon filing.


                IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                            CHASE MANHATTAN BANK USA, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as Trustee



                                            By: /s/ John J. Cashin
                                               ---------------------------------
                                                Name:  John J. Cashin
                                                Title: Vice President